UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Special Transactions Committee and Transactions with Cargill, Incorporated

Cargill, Incorporated and its affiliates other than The Mosaic Company (“Mosaic”) and its subsidiaries (collectively “Cargill”) own approximately 64.4 % of the outstanding Common Stock, par value $.01 per share, of Mosaic. Pursuant to the Investor Rights Agreement, dated as of January 26, 2004, as amended and restated on August 17, 2006, by and between Mosaic and Cargill, Incorporated, commercial or other transactions, arrangements or agreements (or series of related transactions) between Cargill, on the one hand, and Mosaic and its subsidiaries (collectively the “Company”), on the other hand, except as provided below, require the approval of a majority of the former IMC Directors (as defined in the Investor Rights Agreement) serving on Mosaic’s Board of Directors who are deemed “non-associated directors” (such members comprising the Special Transactions Committee of the Board of Directors). Mosaic’s Board of Directors has adopted a charter for the Special Transactions Committee which provides that the Special Transactions Committee will oversee transactions between Mosaic and Cargill with the objective that such transactions be fair and reasonable to Mosaic, with arm’s length terms and conditions. Pursuant to the Investor Rights Agreement and the Special Transactions Committee’s charter, the Special Transactions Committee may delegate all or a portion of its duties in respect of the review and approval of such transactions to a committee of senior management, a subcommittee of the Special Transactions Committee, or the Chairman of the Special Transactions Committee. The Special Transactions Committee has approved a policy implemented by Mosaic known as “Guidelines for Related Party Transactions with Cargill, Incorporated” (the “Guidelines”), whereby the Special Transactions Committee has delegated approval authority for certain transactions with Cargill to an internal committee comprised of senior managers of Mosaic. The internal management committee is required to report its activities to the Special Transactions Committee on a periodic basis.

Pursuant to the Guidelines, the following transactions, arrangements or agreements (or series of related transactions) with Cargill must be approved by the Special Transactions Committee:

•	agreements or relationships which require payment by Mosaic or Cargill, as the case may be, of $2 million or more to the other party during any fiscal year of the Company;

•	multi-year commitments (i.e., contracts with terms of greater than one year);

•	evergreen contracts (i.e., contracts with annual renewal clauses or no stated contract term);

•	renewals of commercial agreements previously requiring Special Transactions Committee approval; and

•	licenses or other arrangements involving any material intellectual property of Mosaic.

The review and approval of transactions, arrangements or agreements (or series of related transactions) which do not meet any of the criteria set forth above have been delegated by the Special Transactions Committee to Mosaic’s internal management committee.

Pursuant to approval of the Special Transactions Committee, the Company and Cargill entered into the following contracts:

1.	Fertilizer Supply Agreement

On May 27, 2008, Mosaic Fertilizantes do Brasil S.A. and Cargill Agricola S.A. entered into a supply agreement for spot sales of fertilizer products by Mosaic Fertilizantes do Brasil S.A. to Cargill Agricola S.A. in Brazil. The fertilizer products are sold at prices negotiated at the time of sale. This agreement expires May 27, 2009.

2.	Renewal of Supply Agreement

On May 29, 2008, Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients and Cargill Animal Nutrition, Inc. renewed an agreement for the sale of feed grade phosphates, urea and potash in North America by Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients to Cargill Animal Nutrition, Inc. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2009.

3.	Renewal of Work Order to Master Services Agreement

The Mosaic Company and Cargill, Incorporated have a Master Services Agreement dated December 29, 2006, under which Cargill, Incorporated agreed to provide certain services to The Mosaic Company after expiration of a Master Transition Services Agreement dated October 24, 2005 between the parties. The following Work Order was renewed under the Master Services Agreement:

On May 28, 2008, Cargill Agricola S.A., Mosaic Fertilizantes Ltda., Mosaic Fertilizantes do Brasil. S.A., Fospar S.A. and Mosaic Fertilizantes Limited (Bahamas) renewed a Work Order under which Cargill Agricola, S.A. will continue to provide certain services to Mosaic Fertilizantes Ltda., Mosaic Fertilizantes do Brasil, S.A., Fospar S.A. and Mosaic Fertilizantes Limited (Bahamas) in Brazil, including information technology, human resources, corporate affairs, procurement, office services, travel, employee association, and medical services. The term of this Work Order is June 1, 2008 through May 31, 2009.

4.	Renewal of Supply Agreement (Argentina)

On May 29, 2008, Mosaic Crop Nutrition, LLC and Cargill S.A.C.I. renewed an agreement for the sale of phosphate products including DAP, MAP, S-15 and S-10 by Mosaic Crop Nutrition, LLC to Cargill S.A.C.I. in Argentina. Product is sold at prices negotiated at the time of sale. The term of this agreement is June 1, 2008 through May 31, 2009.

5.	Renewal of Offer of Single Super Phosphate

On May 27, 2008, Mosaic de Argentina S.A. and Cargill S.A.C.I. renewed an offer by Mosaic de Argentina S.A. to sell single superphosphate to Cargill S.A.C.I. in Argentina. Product is sold at prices negotiated at the time of sale. The term of this agreement is June 1, 2008 through May 31, 2009.

6.	Renewal of Feed Phosphate Supply Agreement (Brazil)

On May 29, 2008, Mosaic Fertilizantes do Brasil S.A., Mosaic Fertilizantes Limited (Bahamas) and Seara Alimentos S.A. renewed an agreement for the sale of feed grade phosphates by Mosaic Fertilizantes do Brasil S.A. and Mosaic Fertilizantes Limited (Bahamas) to Seara Alimentos S.A. in Brazil. Product is sold at prices negotiated at the time of sale. The term of this agreement is June 1, 2008 through May 31, 2009.

7.	Renewal of Feed Phosphate Supply Agreement (Philippines and Thailand)

On May 29, 2008, Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients and Cargill, Incorporated renewed an agreement for the sale of feed grade phosphates by Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients to Cargill, Incorporated in the Philippines and Thailand. Product is sold at prices negotiated at the time of sale. The term of this agreement is June 1, 2008 through May 31, 2009.

8.	Renewal of Feed Phosphate Supply Agreement (Vietnam, Indonesia and Taiwan)

On May 31, 2008, Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients and Cargill, Incorporated renewed an agreement for the sale of feed grade phosphates by Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients to Cargill, Incorporated in Vietnam, Indonesia and Taiwan. Product is sold at prices negotiated at the time of sale. The term of this agreement is June 1, 2008 through May 31, 2009.

9.	Renewal of Feed Phosphate Supply Agreement (United Kingdom)

On May 29, 2008, Mosaic Crop Nutrition, LLC and Cargill PLC renewed an agreement for the sale of feed grade phosphates by Mosaic Crop Nutrition, LLC to Cargill PLC in the United Kingdom. Product is sold at prices negotiated at the time of sale. The term of this agreement is June 1, 2008 through May 31, 2009.

10.	Feed Phosphate Supply Agreement (India)

On May 29, 2008, Mosaic Crop Nutrition, LLC and Cargill India entered into an agreement for the sale of feed grade phosphates by Mosaic Crop Nutrition, LLC to Cargill India in India. Product is sold at prices negotiated at the time of sale. The term of this agreement is June 1, 2008 through May 31, 2009.

11.	Supply Agreement

On May 31, 2008, Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients and Desa Cargill Sdn. Bhd. renewed an agreement for the sale of feed grade phosphates by Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients to Desa Cargill Sdn. Bhd. in Malaysia. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2009.

12.	Supply Agreement

On May 31, 2008, Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients and Cargill Feed Sdn. Bhd. renewed an agreement for the sale of feed grade phosphates by Mosaic Crop Nutrition, LLC dba Mosaic Feed Ingredients to Cargill Feed Sdn. Bhd in Malaysia. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2009.

13.	Amendment to Product Supply Agreement

On May 29, 2008, Mosaic Fertilizantes do Brasil. S.A., Mosaic de Argentina Sociedad Anonima, and Cargill Agropecuaria S.A.C.I. entered into an amendment to add Cargill Bolivia S.A. as a party and provide for sales in Bolivia under a product supply agreement pursuant to which Mosaic Fertilizantes do Brasil S.A. and Mosaic de Argentina Sociedad Anonima supply various fertilizer and feed products to Cargill Agropecuaria S.A.C.I. in Paraguay. Product is sold at prices negotiated at the time of sale. In addition, the amendment extends the term of the Product Supply Agreement from December 22, 2007 to December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: June 2, 2008	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary